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                                                               Exhibit 99.(g)(2)

                                POWER OF ATTORNEY

        The undersigned Treasurer and Principal Financial Accounting Officer of the JennisonDryden Mutual Funds, the Strategic Partners Mutual Funds, the American Skandia Advisor Funds, Inc., Prudential Variable Contract Accounts 2, 10 and 11, and the Target Portfolio Trust, hereby constitutes, appoints and authorizes Marguerite E.H. Morrison, Lori A. Bostrom, Edward Macdonald, Deborah A. Docs, Richard Kirk, and Jonathan D. Shain as true and lawful agents and attorneys-in-fact, to sign on her behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned does hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned does hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/ Grace C. Torres
------------------------
Grace C. Torres


Dated:  August 1, 2003